UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 12, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 12, 2006 (the “Effective Time”), FoxHollow Technologies, Inc. (“FoxHollow”), completed the previously announced acquisition of Kerberos Proximal Solutions, Inc. (“Kerberos”). Pursuant to the Agreement and Plan of Merger, dated August 26, 2006 (the “Merger Agreement”), among FoxHollow, Navajo Acquisition Corporation, a wholly-owned subsidiary of FoxHollow (“Merger Sub”), Kerberos and certain principal stockholders of Kerberos and stockholder representatives, Merger Sub merged with and into Kerberos, with Kerberos surviving and continuing as a wholly-owned subsidiary of FoxHollow (the “Merger”).

Pursuant to the Merger Agreement, FoxHollow paid an initial closing payment in the amount of approximately $32 million in cash and stock subject to certain adjustments at closing. In addition to the initial closing payment, FoxHollow may be obligated to make additional contingent payments based on sales of Kerberos products. The earnout payments would be made in the fourth quarters of 2008 and 2009 in an amount equal to 2  1/2 times sales for the periods from September 1, 2007 to August 31, 2008 and from September 1, 2008 to August 31, 2009, less the value of all prior payments made by FoxHollow in connection with the Merger. Such earnout payments are capped at $117 million. The initial closing payment consisted of approximately $12 million of FoxHollow common stock and $20 million of cash. The contingent payments may be made in cash and/or stock at FoxHollow’s election and are subject to certain rights of set-off.

All of the directors and officer of Kerberos holding a position prior to the closing have resigned and have been replaced by management of FoxHollow.

On August 28, 2006, FoxHollow issued a press release announcing the Merger. The press release and the Merger Agreement are attached as Exhibit 99.1 and 2.1, respectively, to the Current Report on Form 8-K filed by FoxHollow on August 28, 2006, which is incorporated herein by reference. The above description of the Merger Agreement does not purport to be a complete statement of the rights and obligations of the parties under that agreement and the transactions contemplated by it. The above description is qualified in its entirety by reference to the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. FoxHollow will file financial statements required by Item 9.01(a) of Form 8-K within 75 days of September 12, 2006.

(b) Pro Forma Financial Information. FoxHollow will file the pro forma financial information required by Item 9.01(b) of Form 8-K within 75 days of September 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: September 13, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer